UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2005

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INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

(Exact name of registrant as specified in charter)

_____________________________________________

Delaware	000-26309	98-0200741
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

4235 Commerce Street
Little River, South Carolina	29566
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (843) 390-2500

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On September 22, 2005, Multi-Media Productions (USA), Inc. issued a press release to announce the appearance of the Registrant on World Business Review hosted by General Alexander Haig. World Business Review airs on CNBC and the Bravo! Network. The air schedule may be viewed at http://www.wbrtv.com/broadcast/1630cnbc.html. A copy of the press release is attached hereto as Exhibit 99.2.

Section 8 - Other Events

Item 8.01 Other Events.

On September 23, 2005, the Registrant and Biophage Pharma Inc. issued a press release to announce that they have executed a Joint Marketing Agreement. Biophage Pharma Inc. was founded in 1995 and is a Canadian biopharmaceutical company developing novel products based on the unique properties of phages. A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

EXHIBITS

99.1	Press Release dated September 23, 2005
99.2	Press Release dated September 22, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

By:/s/William E. Prince
William E. Prince, President

Date: September 23, 2005